                                                                   EXHIBIT 10.34



                            STANDARD INDUSTRIAL LEASE

                                      (NET)

                             Basic Lease Information

                                Table of Contents

Paragraph                                                               Page

 1.   Premises                                                            1
 2.   Term                                                                1
 3.   Rent                                                                1
 4.   Taxes                                                               2
 5.   Operating Expenses                                                  3
 6.   Use                                                                 3
 7.   Utilities                                                           4
 8.   Maintenance, Repairs                                                4
 9.   Alterations and Window Coverings                                    5
10.   Insurance and Indemnity                                             5
11.   Damage or Destruction                                               6
12.   Eminent Domain                                                      6
13.   Assignment and Subletting                                           6
14.   Rules & Regulations                                                 9
15.   Default by Tenant                                                   9
16.   Landlord's Right to Cure Defaults                                  10
17.   Default by Landlord                                                10
18.   Security Deposit                                                   10
19.   Estoppel Certificate                                               10
20.   Subordination                                                      10
21.   Attorneys' Fees                                                    11
22.   Notices                                                            11
23.   Landlord's Scope of Work                                           11
24.   General Provisions                                                 11
25.   Exhibits                                                           12



Exhibits and Addendum

      Exhibit A - Diagram of Premises
      Exhibit B - Rules and Regulations


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                            STANDARD INDUSTRIAL LEASE

                                      (NET)

                    This Lease is made and entered as of the Effective Date,

         April 10, 2001 by and between San Tomas Investors II ("Landlord  ")

         and Applied Imaging Corp. ("Tenant").


                                   WITNESSETH

     1.   Premises.

          (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord for the term of this Lease and at the rental and upon the conditions set forth below, the premises described in the Basic Lease Information and identified on the space plan attached hereto as Exhibit A. Subject to any obligations of Landlord as set forth in an exhibit to this Lease covering initial improvement of the premises, Tenant shall accept the premises in its "as-is" condition at the commencement of the term. Other than as expressly set forth in this Lease, there are no implied warranties of merchantability, habitability, fitness for a particular purpose or otherwise with respect to the premises. Tenant acknowledges that neither Landlord nor its authorized representatives have made any warranties and/or representations, whether express or implied, written or verbal, as to the permitted use that can be made of the premises or the building under existing laws, including without limitation, the present general plan of the City and/or County in which the premises are located, zoning ordinances, and any other existing future restrictions that currently pertain or may in the future pertain to the premises. The premises are located within the building commonly known as described in the Basic Lease Information (the "Building"). Landlord further reserves the exclusive right to the roof and exterior surface of sidewalls and appurtenances except as provided in the Lease. Landlord reserves the right from time to time to relocate and alter the configuration of parking and Common Area within and adjacent to the Building. The premises, the Building and the legal parcel(s) on which the Building and related parking areas and structures and other appurtenances are located, are collectively, the "Property".

          (b) At the expiration of the tenancy hereby created, Tenant shall surrender the premises in the same condition as the premises were in upon delivery of possession thereto under this Lease, reasonable wear and tear excepted, and shall surrender all keys for the premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the premises. Tenant shall remove all its trade fixture, and at Landlord's sole option, any alterations or improvements made by Tenant before surrendering the premises as aforesaid and shall repair any damage to the premises caused thereby. Tenant's obligations to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

     2. Term. The term of this Lease shall commence and, unless sooner terminated as hereinafter provided, shall end on the dates respectively specified in the Basic Lease Information. If Landlord, for any reason whatsoever, cannot deliver possession of the premises to Tenant on the Date of Term Commencement, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, subject to any contrary provisions in any agreement with Landlord covering initial improvement of the premises, rental shall be waived for the period between commencement of the term and the time when Landlord can deliver possession. Any delay in delivery of possession of the premises shall not extend the expiration date of this lease.

     3. Rent.

          (a) Tenant shall pay to Landlord as rental the amount specified in the Basic Lease Information as the Base Rent, payable upon Tenant's execution of this Lease and in advance on or before the first day of each and every successive calendar month following commencement of the term during the term. If the term commences on other than the first day of a calendar month, the first payment of rent shall be appropriately prorated on the basis of a 30-day month.

          (b) Effective as of each anniversary date of the commencement of the term, the Base Rent shall be increased to equal the sum of (i) the Base Rent as specified in the Basic Lease Information, plus (ii) the product obtained by multiplying such amount by the percentage increase in the Consumer Price Index measured from the measuring month two months preceding the commencement of the term to the measuring month two months preceding the anniversary date in question. As used herein, the term "Consumer Price Index" shall mean the United States Department of Labor's Bureau of Labor Statistics' Consumer Price Index, All Urban Consumers, All Items, San Francisco-Oakland-San Jose, California (1982-84 equals 100), or the successor of such index. Tenant shall continue paying the current Base Rent until the increased Base Rent has been calculated. Upon such calculation, Landlord shall give notice to Tenant of the amount of the new Base Rent which shall be due and payable effective as of the anniversary date and Tenant shall upon the giving of such notice pay Landlord any shortage in Base Rent accruing between the current anniversary date and the date of the notice.


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          (c) Tenant shall pay, as additional rent, all amounts of money required to be paid to Landlord by Tenant hereunder in addition to monthly rent, whether or not the same be designated "additional rent." If such amounts are not paid at the time provided in this Lease, they shall nevertheless be collectible as additional rent with the next installment of monthly rent thereafter falling due, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord.

          (d) Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any loan secured by the Building. Accordingly, if any installment of rent or any other sums due from Tenant shall not be received by Landlord within five days following the date due, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

          (e) Any amount due to Landlord, if not paid when due, shall bear interest from the date due until paid at the rate of 10% per annum. Provided that interest shall not be payable on late charges incurred by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted.

          (f) All payments due from Tenant to Landlord hereunder shall be made to Landlord without deduction or offset in lawful money of the United States of America at the address for payment set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.

          (g) Tenant acknowledges that there exists a license from the Principal Mutual Life Insurance Company which permits the Tenant to pay rent to San Tomas Investors II. Tenant further acknowledges that the Principal Mutual Life Insurance Company has the right to revoke such license and that upon such revocation the Tenant will pay rent at such address as the Principal Mutual Life Insurance Company may direct by written notice to Tenant.

          (h) Landlord may require Tenant to make any payment due payable by cashier's check or money order if (1.) a three day notice has been issued, (2.) the payment is being made after the tenth day of the month, or (3.) if a previous check has been returned for insufficient funds.

          (i) Under the terms of this Lease numerous charges are and may be due from Tenant to Landlord including, without limitation, estimated/actual Common Area charges, estimated/actual real estate taxes, estimated/actual insurance reimbursement, late charges and other items of similar nature including advances made by Landlord in respect of Tenant's default at Landlord's option. In the event that at any time during the term of this Lease there is a bona fide dispute between the parties as to the amount due for any of such charges claimed by Landlord to be due, the amount demanded by Landlord shall be paid by Tenant in full when due until otherwise ultimately resolved by the written resolution of the dispute between the parties or by litigation. Failure by the Tenant to pay the entire disputed sums when due until resolution or judgment shall constitute a material default under the terms of the Lease. Further, Landlord or Tenant may pursue payment as a provisional remedy in Small Claims Court without waiving the remaining terms and conditions of this Lease Agreement. Such legal action shall not be a waiver of any subsequent breach of Tenant. Still further, the remedies herein shall be in addition to all other remedies, legal and equitable, available to Landlord.

     4. Taxes.

          (a) Tenant shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed, and which become payable during the term upon Tenant's fixtures, improvements, alterations, or additions, furniture, appliances and personal property installed or located in the premises.

          (b) Tenant shall pay upon demand during the term hereof it's percentage share, as specified in the Basic Lease Information, of all Real Property Taxes, gross rental receipts taxes and general or special assessments.

          (c) The term "Real Property Taxes" shall mean all real property taxes and personal property taxes, licenses, charges and assessments which are levied, assessed or imposed by any governmental or quasi-governmental authority, improvement or assessment district with respect to the Property, any other fixtures, improvements, equipment or other property of Landlord, real or personal, located in the project and used in connection with the operation thereof, whether or not now customary or within the contemplation of the parties hereto, including, without limitation, any taxes, charges or assessments for public improvements, services or benefits, irrespective of when commenced or completed, transit fees, parking charges or fees, housing funds, education funds, street, highway or traffic fees, as well as any tax which shall be levied or assessed in addition to or in lieu of such taxes, any charge upon Landlord's business of leasing of the project and any costs or expenses of contesting any such taxes, licenses, charges or assessments, but excluding any federal or state income or gift tax or any franchise, capital stock, estate or inheritance taxes. In the event that it shall not be lawful for Tenant to reimburse Landlord for Tenant's percentage share of any property tax, as defined herein, the rent payable to Landlord under this Lease shall be revised to yield to Landlord the same net rent from the premises after imposition of any such tax upon Landlord as would have been received by Landlord hereunder prior to the imposition of any such tax.

     5. Operating Expenses.

          (a) Tenant agrees to pay upon demand during the term of the Lease and subject to the limitation as hereinafter set forth, as further additional rent, Tenant's Percentage Share of all Operating Expenses paid or incurred by Landlord.

          (b) Said Percentage Share of Operating Expenses shall be paid to Landlord, (a) upon presentation of invoice setting forth such share of Operating Expenses and/or (b) at the option of Landlord, paid to Landlord monthly, in advance, Tenant's share of an amount estimated by Landlord, which estimated amount shall be reconciled at the end of each calendar year as compared with Landlord's actual expenditure for Operating Expenses as provided in the Addendum.

          (c) For purposes of this Section 5, "Operating Expenses" shall mean the total cost and expense incurred in operating and maintaining the Property, including, without limitation: (a) all license, permit and inspection fees, (b) premiums for any insurance maintained by Landlord with respect to the Property including property damage, extended coverage, earthquake and flood insurance, and such other endorsements covering hazards normally insured by commercial property owners; (c) repairs; (d) line painting; (e) lighting; (f) signing; (g) sanitary control; (h) supplies; (i) removal of trash, rubbish, garbage and other refuse; (j) security services; (k) reasonable reserves for replacements and repairs; (l) the cost of any capital improvement made to structures or added to the common areas due to governmental requirements amortized over a reasonable period with interest at ten percent(10%) per annum on the unamortized cost; (m) management; (n) bookkeeping; and (o) the costs of personnel to implement such services and to direct parking and otherwise regulate, maintain and repair the building(s) and the common facilities; (p) utilities; (q) janitorial, heating, ventilating and air conditioning services; (r) increased interest expense caused by rate increases on Landlord's debt service; (s) wages, salaries, fringe benefits and payroll burden of employees; (t) project office rent or rental value; (u) depreciation on personal property; (v) the cost of capital improvements to the Building or Common Areas anticipated to reduce other Operating Expenses; and (w) gardening and landscaping. "Common Areas" shall mean all areas, spaces, equipment and special services provided by Landlord for common or joint use or benefit of the occupants of the Building, their employees, agents and customers, including without limitation, parking areas, driveways, landscaped areas, sidewalks, restrooms, retaining walls, etc.

     6. Use.

          (a) The premises shall be used and occupied by Tenant for the use set forth in the Basic Lease Information and in accordance with the Rules and Regulations attached to this Lease as Exhibit B and for no other purpose. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term regulating the use by Tenant of the premises including the installation of additional facilities as required for the conduct and continuance of Tenant's business. Tenant shall not use or permit the use of the premises or Common Area in any manner that will tend to create waste or a nuisance, or which tends or does unreasonably disturb other tenants of the Building or adjacent buildings, nor shall Tenant, its employees, agents or invitees damage the premises, the Building or related improvements, nor place or maintain any signs on or visible from the exterior of the premises without Landlord's written consent, or use any corridors, sidewalks or other areas outside of the premises for storage or any purpose other than access to the premises. Notwithstanding any other provision of this Lease, Tenant shall not use, keep or permit to be used or kept on the premises any foul or noxious gas, article or substance, nor shall Tenant do or permit to be done anything in and about the premises, either in connection with activities hereunder expressly permitted or otherwise, which are not permitted would cause an increase in premiums payable under, or a cancellation of, any policy of insurance maintained by Landlord in connection with the premises or the Building or which would violate the terms of any covenants, conditions or restrictions affecting the Building or the land on which it is located.

          (b) Without Landlord's prior consent, which may be withheld in its absolute discretion, Tenant shall not cause, or allow anyone else to cause, any Hazardous Materials to be used, generated, stored, or disposed of on or about the premises or the Building other than reasonable quantities of office and cleaning supplies in their retail containers. Tenant shall strictly comply with all statutes, laws, ordinances, rules, regulations, and precautions now or hereafter mandated or advised by any federal, state, local or other governmental agency with respect to the use, generation, storage, or disposal of hazardous, toxic, or radioactive materials (collectively, "Hazardous Materials"). As herein used, Hazardous Materials shall include, but not be limited to, those materials identified in Sections 66680 through 66685 of Title 22 of the California Code of Regulations, Division 4, Chapter 30, as amended from time to time, and those substances defined as "hazardous substances," "hazardous materials, "hazardous wastes," "chemicals known to cause cancer or reproductive toxicity," "radioactive materials," or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., 33 U.S.C. Section 1251 et seq., 42 U.S.C. Section 300(f) et seq., 42 U.S.C. 7401 et seq., California Health and Safety Code
Section 25249.5 et seq., California Water Code Section 13000 et seq., California Health and Safety Code Section 39000 et seq. and any other governmental statutes, ordinances, rules, regulations, and precautions adopted pursuant to the preceding laws or other similar laws, regulations and guidelines now or hereafter in effect. Tenant shall defend (with counsel approved by Landlord), indemnify and hold Landlord, its employees and agents, any entity having a security interest in the premises or the Building, and its and their employees and agents (collectively, "Indemnities") harmless from and against, and shall reimburse the Indemnities for, all liabilities, claims, costs, damages, and depreciation of property value, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant, including, without limitation, the cost of any required or necessary investigation, monitoring, repair, cleanup, or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease, as well as penalties, fines and claims for contribution to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant. Neither the consent by Landlord to the use, generation, storage, or disposal of Hazardous Materials nor the strict compliance by Tenant with all statutes, laws, ordinances, rules, regulations, and precautions pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification set forth above. Tenant's obligations under this paragraph 6 shall survive expiration or termination of this Lease.

          (c) Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Landlord, Tenant shall immediately give written notice of such fact to Landlord, and provide Landlord with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

          (d) Tenant Remediation. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Tenant's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Tenant, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Tenant, or any third party.

          (e) Tenant shall not place or suffer to be placed or maintained, on any exterior door, wall or window of the premises, on any part of the real property upon which the premises are located, any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the premises without first obtaining Landlord's written approval and consent. Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or thing as may be approved, in good condition and repair at all times. Tenant agrees, at Tenant's sole cost, to obtain a sign in strict conformance with Landlord's sign criteria as to design, material, color, location, size, letter style, and method of installation.

     7. Utilities. Tenant shall pay for all water, sewer, gas, electricity, heat, cooling energy, telephone, refuse collection and other utility-type services furnished to Tenant or the premises, together with any related installation or connection charges or deposits. Whenever it is practical to do so, such services shall be separately metered or charged to Tenant by the provider thereof and paid for by Tenant. To the extent any of the foregoing services are provided by Landlord, Tenant shall reimburse Landlord for all costs incurred by Landlord in the amounts specified in the Basic Lease Information. Landlord may bill Tenant on a monthly or other periodic basis for such services and payment shall be made by Tenant within five (5) days after submittal of Landlord's statement. Landlord shall not be liable in damages, consequential or otherwise, nor shall there be any rent abatement, arising out of any curtailment or interruption whatsoever in utility services.

     8. Maintenance & Repairs of Leased Premises.

          (a) Tenant shall, at its sole cost, keep and maintain the premises and appurtenances and every part thereof (excepting exterior surface of walls and roof which Landlord agrees to repair at Tenant's expense under the provisions of paragraph 5 herein) including windows, doors and all door hardware, any store front and the interior of the premises, including electrical, plumbing, lighting, heating and air conditioning systems, in good and sanitary order, condition and repair. Tenant shall, at its sole cost, keep and maintain all utilities, fixtures and mechanical equipment used by Tenant in good order, condition, and repair. In the case of equipment installed by Landlord for Tenant where Tenant is responsible for maintenance of the equipment, such maintenance will be provided by a reputable maintenance service company acceptable to Landlord at Tenant's expense. Tenant shall deliver evidence of the execution and continuance of such service contract will be provided to Landlord within thirty
(30) days after commencement of Lease.

          (b) Tenant hereby acknowledges that the late delivery by Tenant to Landlord of a copy of a mechanical equipment maintenance contract referred to above will cause Landlord to incur costs not contemplated by this lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if such evidence of a contract required to be delivered by Tenant to Landlord within the time prescribed above Tenant shall pay to Landlord a charge in the sum of $300.00. The parties of this Lease hereby agree that such charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of a late delivery by Tenant and acceptance of such charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such late delivery nor prevent Landlord from exercising any of the other rights and remedies available to Landlord as a result of such default.

          (c) If Tenant refuses or neglects to make repairs properly as required hereunder and to the reasonable satisfaction of Landlord, as soon as reasonably possible after written demand, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, or other property, or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay Landlord's costs for making such repairs plus twenty percent (20%) per annum on said costs from the date of completion of repairs by Landlord.

     9. Alterations and Window Coverings.

          (a) Tenant shall not, without Landlord's prior consent, make any alterations, improvement or additions in or about the premises. As a condition to giving such consent, Landlord may require, among other things, reasonable changes to drawings and specifications that Tenant remove any such alterations, improvements or additions (including electrical, telephone and/or computer network wiring) at the expiration or earlier termination of the term and restore the premises to their prior condition and that Tenant provide "as-built" drawings and specifications of the work. In addition, as a condition to its consent, Landlord shall be provided by Tenant adequate assurance that all contractors who will perform such work have in force workers' compensation and such other employee and public liability insurance as Landlord deems necessary. In no event shall any alterations or improvements affect the structure of the Building. Before commencing any work relating to alterations, additions or improvements affecting the premises, Tenant shall notify Landlord of the expected date of commencement thereof and of the anticipated cost thereof, and shall furnish complete drawings and specifications describing such work as well as such information as shall reasonably be requested by Landlord substantiating Tenant's ability to pay for such work. Landlord shall then have the right at any time and from time to time to post and maintain on the premises such notices as Landlord reasonably deems necessary to protect the premises, the Building and Landlord from mechanics' liens or any other liens. In any event, Tenant shall pay when due all claims for labor or materials furnished to or for Tenant at or for use in the premises. Tenant shall not permit any mechanics' liens to be levied against the premises for any labor or materials furnished to Tenant or claimed to have been furnished to Tenant or to Tenant's agents or contractors in connection with work of any character performed or claimed to have been performed on the premises by or at the direction of Tenant. All alterations, improvements or additions in or about the premises performed by or on behalf of Tenant shall be done by contractors designated or approved by Landlord, in a first-class, workmanlike manner which does not disturb or interfere with other tenants and in compliance with all applicable laws, ordinances, regulations and orders of any governmental authority having jurisdiction thereover, as well as the requirements of insurers of the premises and the Building. Prior to the commencement of any such work, if Landlord so requests, Tenant shall furnish to Landlord performance and payments bonds in a form and issued by a surety reasonably acceptable to Landlord in an amount equal to the cost of such work of alteration, improvement or addition, and evidence that any contractor(s) retained by Tenant have adequate insurance. Notwithstanding anything in this paragraph 9 to the contrary, upon Landlord's request, Tenant shall remove any contractor, subcontractor or material supplier from the premises and the Building if the work or presence of such person or entity results in labor disputes in or about the Building or damage to the premises or the Building. Upon completion of work performed for Tenant, at Landlord's request Tenant shall deliver to Landlord evidence of full payment therefor and full and unconditional waivers and releases of liens for all labor, services and/or materials used. Unless Landlord requires their removal, as set forth above, all alterations, improvements or additions which may be made on the premises shall become the property of Landlord and remain upon and be surrendered with the premises at the termination or expiration of the term; provided, however, that Tenant's machinery, equipment and trade fixtures, other than any which may be affixed to the premises so that they cannot be removed without material damage to the premises, shall remain the property of Tenant and shall be removed by Tenant.

          (b) Landlord reserves the right to restrict access to the Building's electrical and telephone rooms to contractors approved by Landlord.

          (c) Landlord shall select a standard window covering and color, throughout the Building(s) and Tenant shall use and maintain this standard material for any windows which shall be covered.

     l0. Insurance and Indemnity.

          (a) Tenant shall obtain and maintain during the term of this Lease commercial general liability insurance covering the premises and Common Area with a combined single limit for personal injury and property damage in an amount not less than $2,000,000, and employer's liability and workers' compensation insurance as required by law. Tenant's commercial general liability insurance policy shall be endorsed to provide (1) that it may not be canceled without thirty (30) day's prior written notice to Landlord, (2) Landlord is named as additional insured, (3) the insurer acknowledges acceptance of the mutual waiver of claims by Landlord and Tenant pursuant to subparagraph (b) below, (4) that such insurance is primary with respect to Landlord and its property manager and that any other insurance maintained by Landlord or such property manager is excess and noncontributing with such insurance, (5) blanket contractual liability coverage, broad form property damage coverage and products and completed operations coverage (where applicable), (6) for employee's automobile non-ownership liability, and (7) for coverage on an occurrence, rather than claims-made, basis. If, in the opinion of Landlord's insurance adviser, based on a substantial increase in recovered liability claims generally, the specified amounts of coverage are no longer adequate, within thirty (30) days following Landlord's request, such coverage shall be appropriately increased. Tenant shall also obtain and maintain insurance ("Personal Property Insurance") covering Tenant's personal property and fixtures from to time in, on, or at the premises, in an amount not less than 100% of the full replacement cost, without deduction for depreciation, providing protection against events protected under "Special Form Coverage," as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the Personal Property Insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein. Prior to the commencement of the term, Tenant shall deliver to Landlord duplicates of such policies or certificates thereof with endorsements, and at least ten (10) days prior to the expiration of such policy or any renewal thereof, Tenant shall deliver to Landlord replacement or renewal binders, followed by duplicate policies or certificates within a reasonable time thereafter. Tenant hereby acknowledges that the late delivery by Tenant to Landlord of the Insurance certificates or policies referred to above will cause Landlord to incur costs not contemplated by this lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and penalties which may be imposed on Landlord by the terms of any mortgage or trust deed covering the premises. Accordingly, if any Insurance certificate or policy required to be delivered by Tenant above shall not be received by Landlord prior to policy expiration or renewal, Tenant shall pay to Landlord a charge in the sum of $300.00. The parties hereby agree that such charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late delivery by Tenant, and acceptance of such charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such late delivery, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord as a result of such default. Tenant shall have the right to provide all insurance coverage required herein to be provided by Tenant pursuant to blanket policies so long as such coverage is expressly afforded by such policies.

          (b) Landlord hereby waives all claims against Tenant, and Tenant's officers, directors, partners, employees, agents and representatives for loss or damage to the extent that such loss or damage is insured against under any valid and collectable insurance policy insuring Landlord or would have been insured against but for any deductible amount under any such policy, and Tenant waives all claims against Landlord including Landlord's trustees, officers, directors, partners, employees, agents and representatives for loss or damage to the extent such loss or damage is insured against under any valid and collectable insurance policy insuring Tenant or required to be maintained by Tenant under this Lease, or would have been insured against but for any deductible amount under any such policy.

          (c) As insurance is available to protect it, and to the extent such waiver does not violate public policy, Tenant hereby waives all claims against Landlord for damage to any property or injury to or death of any person in, upon or about the premises or the Building arising at any time and from any cause, and Tenant shall hold Landlord harmless from and defend Landlord against (i) all claims for damage to any property or injury to or death of any person arising in or from the use of the premises by Tenant, except as to Landlord or any of its agents, employees or contractors, such as is caused by the sole negligence or willful misconduct of Landlord, its agents, employees or contractors otherwise entitled to indemnification, or (ii) arising from the negligence or willful misconduct of Tenant, its employees, agents or contractors in, upon or about those portions of the Building other than the premises. The foregoing indemnity obligation of Tenant shall include attorneys' fees, investigation costs and all other costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made. The provisions of this paragraph 10 shall survive the expiration or termination of this Lease with respect to any damage, injury or death occurring prior to such time.

     11. Damage or Destruction.

          (a) If during the term the premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant's use of the premises is materially interfered with, from a risk which is wholly covered by insurance proceeds made available to Landlord for such purpose, Landlord shall proceed with reasonable diligence to repair the damage or destruction and this Lease shall not be terminated; provided, however, that if in the opinion of Landlord's architect or contractor the work of repair cannot be completed in 90 days following such damage or destruction, Landlord may at its election terminate the Lease by notice given to Tenant within 30 days following the event or such longer period as may reasonably be necessary to obtain information from its architect or contractor.

          (b) If during the term the premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant's use of the premises is materially interfered with, from a risk which is not wholly covered by insurance proceeds made available to Landlord for repair or reconstruction, Landlord may at its election by notice to Tenant given within 30 days following the event or such longer period as may reasonably be necessary for Landlord to obtain information from its architect or contractor, either restore the premises or terminate this Lease.

          (c) In case of destruction or damage which materially interferes with Tenant's use of the premises, if this Lease is not terminated as above provided, rent shall be abated during the period required for the work of repair based upon the degree of interference with Tenant's use of the premises. Except for abatement of rent, Tenant shall have no claim against Landlord for any loss suffered by Tenant due to damage or destruction of the premises or any work of repair undertaken as herein provided. Tenant expressly waives the provisions of
Section 1932 and Section 1933(4) of the California Civil Code which are superseded by this paragraph 11.

     12. Eminent Domain. If all or any part of the premises shall be taken as a result of the exercise of the power of eminent domain or sold by Landlord under threat thereof, this Lease shall terminate as to the part so taken as of the date of taking or sale and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the premises by notice to the other within 30 days after such date if the portion of the premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the premises for Tenant's purposes. In the event of any taking or such sale, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. In the event of a partial taking of the premises which does not result in a termination of this Lease, the monthly rental thereafter to be paid shall be equitably reduced on a square footage basis.

     13. Assignment and Subletting.

          (a) Tenant shall not assign this Lease or any interest herein or sublet the premises or any part thereof without the prior consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not hypothecate this Lease or any interest herein or permit the use of the premises by any party other than Tenant without the prior consent of Landlord, which consent may be withheld by Landlord in its absolute discretion. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, current financial statements of any proposed assignee or sublessee, any other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein, and a five hundred ($500.00) fee for Landlord's legal and administrative expenses. As a further condition to any consent granted by Landlord, the proposed assignee or sublessee shall agree in writing to perform for the benefit of Landlord all of the Tenant's obligations under this Lease or so much thereof as are allocable to any portion of the premises proposed to be sublet.

          (b) Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

               (1) the proposed assignee or subtenant is a governmental agency;

               (2) in Landlord's reasonable judgment, the use of the premises would entail any alterations which would lessen the value of the leasehold improvements in the premises, or would require increased services by Landlord;

               (3) in Landlord's reasonable judgment, the financial worth of the proposed assignee or subtenant does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms, or the character, reputation or business of the proposed assignee or sublessee is not consistent with the quality of the other tenancies in the Building;

               (4) in Landlord's reasonable judgment, the proposed assignee or subtenant does not have a good reputation as a tenant of property;

               (5) Landlord has received from any prior landlord to the proposed assignee or subtenant a negative report concerning such prior landlord's experience with the proposed assignee or subtenant;

               (6) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant;

               (7) in Landlord's reasonable judgment, the premises, or the relevant part thereof, will be used in a manner that will violate any negative covenant as to use contained in any other lease of space in the Building;

               (8) the use of the premises by the proposed assignee or subtenant will violate any applicable law, ordinance or regulation;

               (9) the proposed assignment or sublease will create a vacancy elsewhere in the Property;

               (10) the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Property or is currently a tenant in the Property;

               (11) the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this paragraph 13;

               (12) Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three or more occasions during the 12 months preceding the date that Tenant shall request consent; or

               (13) in the case of a subletting of less than the entire premises, if the subletting would result in the division of the premises into more than two subparcels or would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the premises.

          (c) If at any time or from time to time during the term of this Lease Tenant desires to sublet all or any part of the premises, Tenant shall give notice to Landlord setting forth the terms of the proposed subletting and the space so proposed to be sublet. Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant's notice is given, either to sublet from Tenant such space at the rental and other terms set forth in Tenant's notice, or, if the proposed subletting is for the entire premises for a sublet term ending within the last year of the term of this Lease, to terminate this Lease, in either case, effective as of the date of the proposed subletting. If Landlord so terminates this Lease, Landlord may enter into a lease with the proposed subtenant. If Tenant proposes to assign this Lease, Landlord may, by notice given within twenty (20) days of Tenant's notice, elect to terminate this Lease as of the date of the proposed assignment. If Landlord so terminates this Lease, Landlord may, if it elects, enter into a new lease covering the premises or a portion thereof with the intended assignee or subtenant on such terms as Landlord and such person may agree, or enter into a new lease covering the premises or a portion thereof with any other person; in such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such termination and reletting. Landlord's exercise of its aforesaid option shall not be construed to impose any liability upon Landlord with respect to any real estate brokerage commission(s) or any other costs or expenses incurred by Tenant in connection with its proposed subletting or assignment. If Landlord does not exercise its options to terminate the Lease or sublet the premises, Tenant shall be free to sublet such space to any third party on the same terms set forth in the notice given to Landlord, subject to obtaining Landlord's prior consent as hereinabove provided.

          (d) As used in this Paragraph 13, the term "assign" or "assignment" shall include, without limitation, any sale, transfer or other disposition of all or any portion of Tenant's estate under this Lease, whether voluntary or involuntary, and whether by operation of law or otherwise including any of the following:

               (1) If Tenant is a corporation: (i) any dissolution, merger, consolidation or other reorganization of Tenant, or (ii) a sale of more than 50% of the value of the assets of Tenant, or (iii) if Tenant is a corporation with fewer than 500 shareholders, sale or other transfer of a controlling percentage of the capital stock of Tenant. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least 50% of the total combined voting power of all classes of Tenant's stock issued, outstanding and permitted to vote for the election of directors;

               (2) If Tenant is a trust, the transfer of more than 50% of the beneficial interest of Tenant, or the dissolution of the trust;

               (3) If Tenant is a partnership or joint venture, the withdrawal, or the transfer of the interest of any general partner or joint venturer or the dissolution of the partnership or joint venture; or

               (4) If Tenant is composed of tenants-in-common, the transfer of interest of any co-tenants, or the partition or dissolution of the co-tenancy.

          (e) No sublessee (other than Landlord if it exercises its option pursuant to subparagraph (c) above) shall have a right further to sublet, and any assignment by a sublessee of its sublease shall be subject to Landlord's prior consent in the same manner as if Tenant were entering into a new sublease.

          (f) In addition to rental otherwise payable under the Lease, in the case of an assignment, all sums or other economic consideration received by Tenant as a result of such assignment shall be paid to Landlord after first deducting the unamortized cost of leasehold improvements paid for by Tenant, and the cost of any real estate commissions incurred in connection with such assignment. In the event such consideration is received by Tenant in installments, the portion of each installment to be paid to Landlord shall be determined by subtracting from the installment an amount equal to the total amount of the foregoing permitted deductions divided by the total number of installments.

          (g) In addition to rental otherwise payable under the Lease, in the case of a subletting, all sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (1) the rental due hereunder, prorated to reflect only rental allocable to the sublet portion of the premises, (2) the cost of leasehold improvements made to the sublet portion of the premises at Tenant's cost, amortized over the term of this Lease except for leasehold improvements made for the specific benefit of the sublessee, which shall be amortized over the term of the sublease, and (3) the cost of any real estate commissions incurred in connection with such subletting, amortized over the term of the sublease.

          (h) Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligations or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

          (i) If Tenant shall assign or sublet the premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection therewith.

          (j) Any and all sublease agreement(s) between Tenant and any and all subtenant(s) (which agreements must be consented to by Landlord, pursuant to the requirements of this Lease) shall contain the following language:

     "If Landlord and Tenant jointly and voluntarily elect, for any reason whatsoever, to terminate the Master Lease prior to the scheduled Master Lease termination date, then this Sublease (if then still in effect) shall terminate concurrently with the termination of the Master Lease. Subtenant expressly acknowledges and agrees that (I) the voluntary termination of the Master Lease by Landlord and Tenant and the resulting termination of this Sublease shall not give Subtenant any right or power to make any legal or equitable claim against Landlord, including without limitation any claim for interference with contract or interference with prospective economic advantage, and (2) Subtenant hereby waives any and all rights it may have under law or at equity against Landlord to challenge such an early termination of the Sublease, and unconditionally releases and relieves' Landlord, and its officers, directors, employees and agents, from any and all claims, demands, an' and/or causes of action whatsoever (collectively, `Claims"), whether such matters are known or unknown', latent or apparent, suspected or unsuspected, foreseeable or unforeseeable, which Subtenant may have arising out of or in connection with any such early termination of this Sublease. Subtenant knowingly and intentionally waives any and all protection which is or may be given by Section 1542 of the California Civil Code which provides as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor.

     The term of this Sublease is therefore subject to early termination. Subtenant's initials here below evidence (a) Subtenant's consideration of and agreement to this early termination provision, (b) Subtenant's acknowledgment that, in determining the net benefits to be derived by Subtenant under the terms of this Sublease, Subtenant has anticipated the potential for early termination, and (c) Subtenant's agreement to the general waiver and release of Claims above."

     14. Rules & Regulations. Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit B, and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations, but Landlord shall use good faith efforts to enforce the rules and regulations consistently.

     15. Default by Tenant.

          (a) Any of the following events shall constitute events of default under this Lease:

               (1) a default by Tenant in the payment of any rent or other sum payable hereunder when due;

               (2) a default by Tenant in the performance of any of the other terms, covenants, agreements or conditions contained herein and, if the default is curable, the continuation of such default for a period of 10 days after notice by Landlord or beyond the time reasonably necessary for cure if the default is of the nature to require more than 10 days to remedy, provided that if Tenant has defaulted in the performance of the same obligation more than one time in any twelve-month period and notice of such default has been given by Landlord in such instance, no cure period shall thereafter be applicable hereunder;

               (3) the bankruptcy or insolvency of Tenant, any transfer by Tenant in fraud of creditors, assignment by Tenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Tenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Tenant is discharged from the same within 60 days thereafter; the appointment of a receiver for a substantial part of the assets of Tenant; or the levy upon this Lease or any estate of Tenant hereunder by any attachment or execution; or

               (4) the abandonment of the premises which for the purpose of this sub-paragraph shall be deemed to occur when Tenant allows the premises to be unoccupied by Tenant or its employees for a period longer than ten (10) consecutive days during the term of this Lease.

          (b) Upon the occurrence of any event of default by Tenant hereunder, Landlord may, at its option and without any further notice or demand, in addition to any other rights and remedies given hereunder or by law, do any of the following:

               (1) Landlord shall have the right, so long as such default continues, to give notice of termination to Tenant, and on the date specified in such notice this Lease shall terminate.

               (2) In the event of any such termination of this Lease, Landlord may then or at any time thereafter, re-enter the premises and remove therefrom all persons and property and again repossess and enjoy the premises, without prejudice to any other remedies that Landlord may have by reason of Tenant's default or of such termination.

               (3) In the event of any such termination of this Lease, and in addition to any other rights and remedies Landlord may have, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the California Civil Code. The amount of damages which Landlord may recover in event of such termination shall include, without limitation, (i) the worth at the time of award (computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the unpaid rent for balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, (ii) all legal expenses and other related costs incurred by Landlord following Tenant's default, (iii) all costs incurred by Landlord in restoring the premises to good order and condition, or in remodeling, renovating or otherwise preparing the premises for reletting, and (iv) all costs (including, without limitation any brokerage commissions) incurred by Landlord in reletting the premises.

               (4) For the purpose of determining the unpaid rent in the event of a termination of this Lease, or the rent due hereunder in the event of a reletting of the premises, the monthly rent reserved in this Lease shall be deemed to be the sum of the rental due under paragraph 3 above and the amounts last payable by Tenant pursuant to paragraph 4 and 5 above and any concessions by Landlord as an inducement for Tenant to enter into this Lease.

               (5) Landlord's acceptance of payment from Tenant of less than the amount of rent then due shall not constitute a waiver of any rights of Landlord or Tenant including, without limitation, any right of Landlord to recover possession of the premises.

               (6) After terminating this Lease, Landlord may remove any and all personal property located in the premises and place such property in a public or private warehouse or elsewhere at the sole cost and expense of Tenant.

          (c) Even though Tenant has breached this Lease and abandoned the premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rental as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease, shall not constitute a termination of Tenant's right to possession.

          (d) Tenant hereby waives all rights under California Code of Civil Procedure Section 1179 and California Civil Code Section 3275 providing for relief from forfeiture, and any other right now or hereafter existing to redeem the premises or reinstate this Lease after termination pursuant to this Paragraph 15 or by order or judgment of any court or by any legal process.

          (e) Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereby against the other on any matters not relating to personal injury or property damage but otherwise arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the premises, and any emergency statutory or any other statutory remedy.

          (f) The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity, by statute or otherwise.

     16. Landlord's Right to Cure Defaults. If Tenant shall fail to pay any sum of money, other than rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for 30 days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of rental.

     17. Default by Landlord. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord hereunder within a reasonable time, but in no event later than 30 days after notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than 30 days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30 day period and thereafter diligently prosecutes the same to completion.

     18. Security Deposit. On execution of this Lease Tenant shall deposit with Landlord the sum specified in the Basic Lease Information (the "Deposit"). The Deposit shall be held by Landlord as security for the performance by Tenant of all of the provisions of this Lease. Following an event of default by Tenant under this Lease, Landlord may use, apply or retain all or any portion of the Deposit for the payment of any rent or other charge in default, or the payment of any other sum to which Landlord may become obligated by Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Deposit, then within 5 days after demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount thereof, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, the Deposit, except that portion designated as a non-refundable cleaning deposit or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the premises. No trust relationship is created herein between Landlord and Tenant with respect to the Deposit.

     19. Estoppel Certificate.

          (a) Tenant shall at any time within 10 days following request from Landlord execute, acknowledge and deliver to Landlord a statement certifying (1) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (2) the date to which the rent, security deposit, and other sums payable hereunder have been paid, (3) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, which are claimed, and (4) such other matters as may reasonably be requested by Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building and other real property of which it is a part.

          (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant: (1) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (2) that there are no uncured defaults in Landlord's performance, and (3) that not more than one month's rent has been paid in advance.

          (c) If Landlord desires to finance or refinance the Building, within 10 days of Landlord's request, Tenant shall deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. All such financial statements shall be received by Landlord in confidence and shall be used for the purposes herein set forth.

     20. Subordination. This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, beneficiary, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; if any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, or to evidence such attornment.

     21. Attorneys' Fees. If either party commences an action or proceeding against the other party arising out of or in connection with this Lease, or institutes any proceeding in a bankruptcy or similar court which has jurisdiction over the other party or any or all of its property or assets, the prevailing party in such action or proceeding and in any appeal in connection therewith shall be entitled to have and recover from the unsuccessful party reasonable attorneys' fees, court costs, expenses and other costs of investigation and preparation. If such prevailing party recovers a judgment in any such action, proceeding, or appeal, such attorneys' fees, court costs and expenses shall be included in and as a part of such judgment.

     22. Notices. All communications from one party to the other given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given when served personally at the premises, deposited in the United States mail postage prepaid, or delivered to a generally recognized overnight courier service, charges prepaid, and addressed as follows: to Tenant at the address specified in the Basic Lease Information or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address specified in the Basic Lease Information, or to such other place and with such other copies as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the premises.

     23. Landlord's Scope of Work. Attached hereto as Exhibit "A" and by this reference made a part hereof, is a space plan of the premises with any notations indicating the finishing work to be performed by Landlord. Said plan is to be approved, signed, and returned to Landlord by or before the date specified in the Basic Lease Information whereupon said work shall commence and be completed in substantial compliance with the requirements of said Exhibit and in a good and workmanlike manner on or before the date specified in the Basic Lease Information subject only to delays occasioned by fire, insurrection, war and other causes beyond the control of Landlord, in which event the provisions of Paragraph 1 of the Lease shall apply.

     24. General Provisions.

          (a) This Lease shall be governed by and construed in accordance with the laws of the State of California.

          (b) The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

          (c) This Lease contains all agreements of the parties with respect to any matter mentioned herein and supersedes any verbal and any prior written understanding, conditions, representations, agreements or covenants, and may be modified in writing only, signed by the parties.

          (d) No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent or any partial payment hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

          (e) If Tenant remains in possession of the premises or any part thereof after the expiration of the term with the consent of Landlord, such occupancy shall be a tenancy from month to month at a rental in the amount of two times the last month's rental during the term plus all other charges payable hereunder, and upon all of the terms hereof.

          (f) Subject to the provisions of this Lease restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns.

          (g) Landlord and Landlord's agents shall have the right to enter the premises at reasonable times for the purpose of inspecting the same, posting notices, showing the same to prospective purchasers or lenders, and making such alterations, repairs, improvements or additions to the premises or to the Building as Landlord may deem necessary or desirable. Landlord may at any time during the last 120 days of the term place on or about the premises any ordinary "For Lease" sign.

          (h) Tenant shall not conduct any auction at the premises.

          (i) The voluntary or other surrender of this Lease by Tenant, the mutual cancellation thereof or the termination of this Lease by Landlord as a result of Tenant's default shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

          (j) If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation in accordance with a duly adopted resolution of the Board of Directors and that this Lease is binding upon the corporation in accordance with its terms and shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

          (k) The term "Landlord" as used herein means the then owner of the Building and in the event of a sale of the Building the selling owner shall be automatically relieved of all obligations of Landlord hereunder, except for acts or omissions of Landlord theretofore occurring.

          (l) Any liability which may arise as a consequence of the execution of this Lease by or on behalf of Landlord shall be a liability of Landlord and not the personal liability of any trustee, partner, corporate officer or corporate officer of a trustee or partner, nor of an employee or beneficiary of Landlord, its trustees or partners. Notwithstanding anything to the contrary set forth in this Lease, Tenant agrees that there shall be absolutely no personal liability on the part of Landlord with respect to any of the obligations of Landlord under this Lease, and Tenant shall look solely to the equity, if any, of Landlord in the Building for the satisfaction of any liability of Landlord to Tenant. Tenant's exculpation of personal liability of Landlord is absolute and without any exception whatsoever.

          (m) Tenant warrants that it has had no dealings with any real estate broker or agent other than the Broker(s) identified in the Basic Lease Information in connection with the premises or this Lease. Tenant shall indemnify Landlord and hold it harmless from and against all claims, demands, costs or liabilities (including, without limitation, attorneys' fees) asserted by any party other than Broker(s) based upon dealings of that party with Tenant in connection with the premises or this Lease. Landlord shall incur no obligation to compensate Tenant's agent or representative should this lease be renewed or extended.

          (n) Within 10 days of Landlord's request therefore, Tenant shall execute and deliver such amendments of this Lease as shall have been required by Landlord's lender in connection with the making of a loan to be secured by the premises or the Building, provided such amendment does not increase the obligations of Tenant under this Lease or materially and adversely affect Tenant's leasehold interest.

          (o) Time is of the essence of this Lease and all of its provisions.

          (p) No diminution or shutting off of light, air or view by any structure which may be erected on or adjacent to the Property shall in any way affect this Lease or impose any liability on Landlord.

     25. Exhibits. The exhibits and addendum, if any, specified in the Basic Lease Information are attached to this Lease and by this reference made a part hereof.

     If this Lease has been filled in, it has been prepared for submission to your attorney for approval. No representation or recommendation is made by the real estate broker or its agents or employees as to the legal sufficiency, legal effect or tax consequences of this Lease or the transaction relating thereto. The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

     IN WITNESS WHEREOF, the parties have executed this Lease on the respective dates indicated below.



TENANT:                                                   LANDLORD:  San Tomas Investors II

By: /s/ Barry Hotchkies                                   By  Commerce Communities Corporation, a California
    _______________________________________                        corporation, its General Partner

        Barry Hotchkies                                   By: /s/ Richard H. Gatley
 __________________________________________                   _________________________________________
 Print Name                                                       Richard H. Gatley, CEO



By: _______________________________________               By: /s/ Richard V. Treakle
                                                              ________________________________________
                                                                  Richard V. Treakle, President

 __________________________________________               By Charles D. Lafferty, Trustee of the Lafferty
 Print Name                                               Family Trust, its General Partner



                                                          By: /s/ Charles D. Lafferty
                                                              ________________________________________

Date of Execution                                         Date of Execution
by Tenant:             4/11/01                            by Landlord: _________________________________
           ________________________________

EXHIBIT "A"                                          INITIALS:

Applied Imaging Corp.                                LANDLORD:
2380 Walsh Ave.                                                --------------
Santa Clara, CA 95051                                TENANT:
                                                               --------------


                            [ART WORK APPEARS HERE]

                                    EXHIBIT B

                            STANDARD INDUSTRIAL LEASE
                              Rules and Regulations

1. No advertisements, pictures or signs of any sort shall be displayed on or outside the Premises without the prior written consent of Landlord. This prohibition shall include any portable signs or vehicles placed within the parking lot, common areas or on streets adjacent thereto for the purpose of advertising or display. Landlord shall have the right to remove any such unapproved item without notice and at Tenant's expense.

2. Tenant shall not park or store motor vehicles, trailers or containers outside of the Premises after the conclusion of normal daily business activity except in approved areas specifically designated by Landlord.

3. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord without the prior written consent of Landlord.

4. All window coverings and window films or coatings installed by Tenant and visible from outside of the building require the prior written approval of Landlord. Except for dock shelters and seals as may be expressly permitted by Landlord, no awnings or other projections shall be attached to the outside walls of the building.

5. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance on, in or around the Premises unless approved by Landlord. Tenant shall not use, keep or permit to be used or kept any flammable or combustible materials without proper governmental permits and approvals.

6. Tenant shall comply with all reasonable requirements of the Landlord's insurance underwriters, which do not conflict with its rights under the Lease.

7. Tenant shall not use, keep or permit to be used or kept food or other edible materials in or around the Premises in such a manner as to attract rodents, vermin or other pests. Tenant shall not permit cooking in or about the Premises.

8. Tenant shall not use or permit the use of the Premises for lodging or sleeping, for public assembly, or for any illegal or immoral purpose.

9. Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior written consent of Landlord.

10. Tenant shall park motor vehicles only in those general parking areas as designated by Landlord except for active loading and containers. Tenant shall not unreasonably interfere with traffic flow within the Industrial Park and loading and unloading areas of other tenants.

11. Storage of forklift and propane tanks shall be in secure and protected storage enclosures approved by the local fire department and shall be located in areas specifically designated by Landlord. Safety equipment, including eye wash stations and approved neutralizing agents, shall be provided in areas used for the maintenance and charging of lead-acid batteries. Tenant shall protect electrical panels, asphalt paving areas and building mechanical equipment from damage from forklift trucks.

12. Tenant shall not disturb, solicit or canvas any occupant of the building or the Property and shall cooperate to prevent same.

13. No person shall go on the roof without Landlord's permission.

14. No animals, fish or birds of any kind may be brought into or kept in or about the Premises.

15. Machinery, equipment, and apparatus belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other tenants or to cause harm to the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate the transmission of such noise and vibration. Tenant shall cease using any such machinery which causes objectionable noise and vibration which cannot be sufficiently mitigated.

16. All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or exterior loading areas overnight.

17. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks of sufficient size to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Property or on streets adjacent thereto.

18. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall use only tires that do not damage the asphalt.

19. Tenant is responsible for the safe storage and removal of all pallets. Pallets shall be stored behind screened enclosures at locations approved by the Landlord. If pallets are stored within the Premises, storage shall comply with safe practices as described in Factory Mutual Loss Prevention Data Sheet 8-24.

20. Tenant is responsible for the safe storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord. Landlord reserves the right to remove, at Tenant's expense without further notice, any trash or refuse left elsewhere outside of the Premises or in the Industrial Park. Cardboard boxes are to be broken down and flattened before being placed in trash receptacle or recycling bin.

21. Tenant shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise shall be allowed in the parking lots or other common areas.

22. Tenant shall appoint an Emergency Coordinator who shall be responsible for assuring notification of the local fire department in the event of an emergency, assuring that sprinkler valves are kept open, and implementing the Factory Mutual "Red Tag Alert" system including weekly visual inspection of all sprinkler system valves on or within the Premises.

23. No loudspeakers, televisions, phonographs, radios or other devices shall be used in such a manner as to be heard or seen outside of the premises without the prior written consent of the Landlord.

24. Tenant shall use at Tenant's cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

           ADDENDUM TO THAT CERTAIN LEASE DATED APRIL 10, 2001 BY AND
             BETWEEN SAN TOMAS INVESTORS II (LANDLORD) AND APPLIED
         IMAGING CORP. (TENANT) FOR THE PREMISES AT 2380 WALSH AVENUE,
                            SANTA CLARA, CALIFORNIA.

The subject lease is amended and clarified as follows:

Paragraph 3 (h) Rent: amend last clause to read "if a previous check has been returned for insufficient funds within the prior six months."

Paragraph 5 Operating Expenses: Within ninety (90) days after each calendar year (hereinafter "Comparison Year") following the Base Year, or within a reasonable time thereafter, Landlord shall furnish to Tenant (i) a statement of actual Operating Expenses for such Comparison Year, and (ii) a notice together with reasonable evidence indicating the increase of Operating Expenses, for such Comparison year, as computed by comparison with the Base Year, and Tenant's Percentage Share of such increase then due. Within 15 days of delivery of said notice to Tenant for such Comparison year, Tenant shall pay in full the total Percentage Share amount of increase due for such Comparison Year less credit for any estimated increases paid. In addition, said amount of increase shall be used as an estimated increase for the then current year, and the amount shall be divided into twelve (12) equal monthly installments and Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the delivery to Tenant of said notice, an amount equal to one (1) monthly installment multiplied by the number of months from January in the calendar year in which said notice is submitted to the month of such payment, both months inclusive. Subsequent installments shall be payable concurrently with the regular monthly rent payments for the balance of that calendar year and shall continue until the next Comparison Year's notice is delivered. If in any Comparison Year, the Tenant's Percentage Share amount of Operating Expenses is less than the preceding year, any overpayment made by Tenant on the monthly installment basis provided above shall be credited towards the next monthly rent falling due and the estimated monthly installments of Operating Expenses to be paid shall be adjusted to reflect such lower Operating Expenses for the most recent Comparison Year. Even though the term has expired and Tenant has vacated the premises, when the final determination is made of Tenant's Percentage Share of Operating Expenses for the year in which this Lease terminates, Tenant shall pay any increase due over the estimated Operating Expenses paid. Any overpayment made in the event said Operating Expenses decrease shall be rebated by Landlord to Tenant.

Paragraph 6 (b) Use: Landlord and Tenant acknowledge that Tenant uses the stated maximum quantities of the following materials, and no others, in Tenant's operations in the Premises:

Organic Solvents (such as formaldehyde, acetone)                  2 gallons
Blood                                                             100 cc
Inorganic Salts (such as NaCl)                                    1 Kg

Paragraph 13 Assignment and Subletting: Notwithstanding anything in this paragraph (13) to the contrary, Tenant shall have the right to sublease all, or a portion, of the Premises to subsidiaries or parent company of Tenant without the prior approval of Landlord.

Paragraph 13 (f) and (g) Assignment and Subletting: Notwithstanding anything to the contrary in the subject paragraphs, Landlord agrees to split any increased rent resulting from a sublease or assignment of the Lease, after deducting all costs and expenses as stated in sub-paragraphs 13 (f) and (g), on a 50-50 basis with Tenant.

Paragraph 23 Landlord's Scope of Work: Landlord agrees to perform the following work on the leased premises:

     1. Clean, patch, and paint interior walls with building standard grade materials.

     2. Replace existing carpet with new building standard grade carpeting.

Tenant agrees and acknowledges that Tenant will be responsible for moving any furniture or other objects so that the carpet and paint work can be accomplished.

Paragraph 24 (e) General Provisions: On line two change "two times" to "one and one half times."

First Right of Notice: Landlord agrees to notify Tenant, prior to the termination of this Lease, of Landlord's intention to continue operating the business part in its current form if Landlord decides not to raze the structures and erect new improvements on the property after the expiration date of this Lease.

In all other respects, the terms and conditions of this Lease remain in full effect. However, if there is a conflict between this Addendum and this Lease, the terms of this Addendum will prevail.

                                        Initials:

                                        Landlord
                                                 ----------------------

                                        Tenant
                                                 ----------------------

                            Standard Industrial Lease
                                     (Net)
                             Basic Lease Information

Effective Date: April 10, 2001

Landlord: San Tomas Investors II, a California limited partnership

Tenant: Applied Imaging Corp. (a Delaware corporation)

                                                          Lease Reference
Premises and Building

Address: 2380 Walsh Ave.                                  Paragraph 1
         Santa Clara, California

Lease Term: three years and five months

Term Commencement: April 01, 2001                         Paragraph 2

Term Expiration: August 31, 2004                          Paragraph 2

BaseMonthly Rent $46,109.00                               Paragraph 3(a)



Tenant's Percentage Share: 5.71%                          Paragraph 4(b),5(b)

Utilities (Monthly)                                       Paragraph 7

     Water/Sewer:      $178

     Trash:       $178

Use: General office, laboratory, and integrating of       Paragraph 6
     computer imaging equipment.

Space plan returned to Landlord by: n/a                   Paragraph 23

Work Completion Date: n/a                                 Paragraph 23

Security Deposit: $46,109.00                              Paragraph 18

Non-refundable Cleaning Deposit: $0.00

Total Due Upon Lease Execution: $21,864.00 (increased security deposit)

Tenant's Address for

Notices: 2380 Walsh Ave.                                  Paragraph 22
         Santa Clara, CA
         95051

Landlord's Address for Payments and                                 Paragraph 22
Notices:

     c/o Commerce Communities Corp.
     2318 Walsh Ave.
     Santa Clara, CA 95051

Broker(s): CB Richard Ellis and Commerce                         Paragraph 25(m)
           Communities Corp.

Exhibits and Addendum:

     Exhibit A - Diagram showing premises
     Exhibit B - Rules and Regulations
     Addendum

In the event of any conflict between any Basic Lease Information and the lease, the latter shall control.


TENANT: Applied Imaging Corp.          LANDLORD: San Tomas Investors II


By: /s/ Barry Hotchkies                By Commerce Communities Corporation,
   --------------------------------    a California corporation,
                                       its General Partner

                                       By: /s/ Richard H. Gatley
-----------------------------------        --------------------------------
                                               Richard H. Gatley, CEO


Print name: BARRY HOTCHKIES            By: /s/ Richard V. Treakle
   --------------------------------        --------------------------------
                                             Richard V. Treakle, President
Date: 4/11/01
     ----------------
                                       By Charles D. Lafferty, Trustee of
                                       the Lafferty Family Trust,
                                       its General Partner


                                       By: /s/ Charles D. Lafferty
                                           --------------------------------